Media Contact: Travis Parman, Travis.Parman@appharvest.com
Investor Contact: AppHarvestIR@appharvest.com

AppHarvest opens 15-acre high-tech indoor salad greens farm
featuring touchless growing system with autonomous harvesting to supply new “Queen of Greens®” washed-and-ready-to-eat packaged salad brand

Announces $30 million financing deal with marketing partner Mastronardi Produce secured by AppHarvest Berea
Company expects four-farm network to be operating by year-end, with 30-acre Somerset berry farm expected to begin commercial shipments soon

AppHarvest four-farm network will include 165 acres making it a top controlled environment agriculture producer

MOREHEAD, Ky., Oct. 26, 2022 -- AppHarvest, Inc. (NASDAQ: APPH, APPHW), a sustainable food company, public benefit corporation and Certified B Corp building some of the world’s largest high-tech indoor farms to grow affordable, nutritious fruits and vegetables at scale while providing good jobs in Appalachia, today opened its Berea, Ky., 15-acre high-tech indoor salad greens farm featuring a touchless growing system with autonomous harvesting and announced a $30 million loan from marketing partner Mastronardi Produce secured by the AppHarvest Berea farm. Consistent with its strategy to secure attractive long-term financing for its assets, AppHarvest also intends to pursue sale-leaseback financing for its Berea farm.

The secured financing is being delivered in two tranches of $15 million each, the first of which occurred on Oct. 25 and the second is anticipated four weeks later. The loan will incur an interest rate of 7.5% with interest paid in kind until the loan matures.

At 15-acres – or nearly 654,000 square feet – the AppHarvest Berea farm is expected to be the world’s largest high-tech indoor farm for autonomously harvested salad greens with a cutting-edge touchless growing system. The hands-off system is automated from pre-seeding to packaging including onsite washing to help improve both food safety and efficiency for the “Queen of Greens®” washed-and-ready-to-eat salad packs. The farm is designed to grow about 35 million lettuce plants at a time, which go from seed to maturity in about three to four weeks depending on variety.

The AppHarvest Berea controlled environment agriculture (CEA) facility was proclaimed officially open today as Kentucky Governor Andy Beshear, U.S. Representative Andy Barr and AppHarvest Founder & CEO Jonathan Webb used handheld harvesters to cut down a strip of crispy and juicy greens grown in the farm’s touchless system. The farm is opening on a phased approach, beginning with five acres then bringing on additional productive acreage over time. AppHarvest began first commercial shipments of salad greens earlier this month.
“Our top customers increasingly request CEA-grown produce for its reliable quantity and consistent quality—especially in terms of flavor, texture, color and shelf-life—and its more sustainable growing methods. This deeper relationship with AppHarvest positions us to grow together efficiently to meet increasing demand by expanding our local footprint and delivering on our long-standing ‘fresh from the farm’ commitment to customers,” said Mastronardi Produce CEO Paul Mastronardi.
“AppHarvest is deepening its relationship with Mastronardi Produce under the ‘Queen of Greens®’ packaged salad brand. Securing non-dilutive sources of capital to fund our growth has been the team’s priority, and we expect this financing through Mastronardi to improve cash flow as we continue to scale operations,” said AppHarvest Founder & CEO Jonathan Webb. “Working closely with Mastronardi, the AppHarvest team has set new precedents in the CEA sector by quadrupling our number of farms in such a short time. With the Berea opening, we now have two farms shipping produce to national customers, and our 30-acre Somerset berry facility also is expected to ship in the next few weeks. We expect Morehead to start its third harvest and to start planting our 60-acre Richmond tomato farm in November.”

The AppHarvest Berea growing environment leverages sunshine and rainwater and is automated for lighting, humidity and temperature. The farm uses a closed-loop irrigation system, which enables expected water savings of up to 90 percent compared to open-field farming and allows for precision dosing of nutrients, resulting in far less use of fertilizer compared to open-field farming while avoiding pollution from agricultural runoff. The closed-loop system also aids in integrated pest management —using good bugs to take care of bad bugs and early detection and prevention—to avoid the use of harsh chemical pesticides. The adaptive spacing design of the troughs in the touchless growing system further minimizes any potential pest exposure.

The packaged salad market in North America was estimated to be about $5.9 billion in 2021 and growing. As traditional lettuce-producing areas in California and Arizona experience ongoing drought and other severe weather conditions wreak havoc on crop yields, AppHarvest believes its CEA approach producing more predictable yields with less water and other resources will be critical in providing fresh fruits and vegetables that are affordable.

According to USDA reports, the value of U.S. fruit and vegetable imports rose to a record level in 2021 and has been projected to keep increasing in 2022. Changing weather patterns—ranging from mega-drought in the Southwest of the U.S. to more frequent flooding to catastrophic wind events—are making it harder than ever for open-field farmers to predict the duration of their growing seasons and to have conditions that result in a quality harvest. Major food retailers have demonstrated increasing interest in high-tech indoor farms for their ability to de-risk fruit and vegetable production with a more climate-resilient, more sustainable year-round growing solution that uses far fewer resources. Europe, a pioneer in the industry, is estimated to have nearly 520,000 acres of CEA production compared to an estimated 6,000 acres in the United States.

About AppHarvest
AppHarvest is a sustainable food company in Appalachia developing and operating some of the world’s largest high-tech indoor farms with robotics and artificial intelligence to build a reliable, climate-resilient food system. AppHarvest’s farms are designed to grow produce using sunshine, rainwater and up to 90% less water than open-field growing, all while producing yields up to 30 times that of traditional agriculture and preventing pollution from agricultural runoff. AppHarvest currently operates its flagship farm – about the size of 50 football fields – in Morehead, Ky., producing tomatoes. The company is developing a network of farms to produce a variety of vine crops, salad greens and berries. The four-farm network that is expected to be operational by the end of 2022 consists of 165 acres. For more information, visit https://www.appharvest.com/.

About Mastronardi Produce
A pioneer and industry leader in the gourmet greenhouse industry, Mastronardi Produce grows and markets nationally recognized products under the SUNSET® brand, including Campari®, Flavor Bombs® and Angel Sweet® tomatoes and WOW® Berries. Mastronardi Produce has been family-owned for over 70 years and prides itself on producing consistently flavorful gourmet tomatoes, peppers, cucumbers and berries. For more information, visit https://www.sunsetgrown.com/.

Forward-Looking Statements
Certain statements included in this news release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words or phrases such as “will,” “estimate,” “projected to,” “continue,” “expect,” “plan,” “work to” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding AppHarvest’s intention to build high-tech CEA farms, AppHarvest’s expectation that the Berea farm will be the world’s largest high-tech indoor farm for autonomously harvested salad greens, the landscape of the fruit and vegetables market, the economic impact of changing weather patterns on production for open-field farmers, the anticipated benefits of and production at such facilities, timing and availability of produce, AppHarvest’s future financial performance, anticipated benefits of and use of proceeds from the financing arrangement with Mastronardi Produce, the potential for a sale-leaseback of the Berea farm as well as AppHarvest’s growth and evolving business plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position and cash flow, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this news release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the company’s Quarterly Report on Form 10-Q filed with the SEC by AppHarvest on August 3, 2022, under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.